InspireMD Announces First Patient Treated with CGuardTM EPS in India

Patient with severe stenosis, calcification and thrombosis successfully treated with CGuardTM EPS

Tel Aviv, Israel— March 5, 2018 - InspireMD, Inc. (NYSE AMER:NSPR), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced successful treatment of the first patient in India with CGuard™ EPS. The case was performed at Shri B. D Mehta Mahavir Hospital in the city of Surat, Gujarat state, by Dr. Hiral Shah, a leading interventional neuro-radiologist.

This first case in India follows the recently announced exclusive distribution agreement for CGuard™ EPS with Hester Diagnostics Pvt. Ltd., as well as recent regulatory and marketing clearance granted by India’s Central Drugs Standard Control Organisation within the Ministry of Health & Family Welfare.

Sanjiv Gandhi, Managing Director of Hester Diagnostics, commented, “The patient in this case had severe stenosis with the carotid artery occluded by more than 80 percent, including blockage of blood flow through the left common carotid artery, and the patient was experiencing transient ischemic attacks. Following the procedure, Dr. Shah reported complete procedural success using CGuard™ EPS. We are very happy with the product performance, as anticipated, and look forward to rolling out CGuard™ EPS broadly across India.”

Agustin Gago, EVP and Chief Commercial Officer of InspireMD, commented, “We are extremely pleased by how quickly the first procedure was performed in India following regulatory and marketing clearance and announcing our distribution partnership with Hester Diagnostics. The speed in which this was done not only underscores our distributor capabilities but having CGuardTM EPS used in India also represents a milestone in our expansion efforts across Asia.”

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com